Exhibit 11.1


           HOME HEALTH CORPORATION OF AMERICA, INC. AND SUBSIDIARIES

                   Computation of Primary Earnings Per Share for each of the three years in the period ended June 30, 1997

The following calculation is submitted in accordance with the Securities Act of 1934:

                                               1995            1996           1996(1)          1997
                                           ------------    ------------    ------------    ------------
Net income                                    $  758          $3,294          $2,133          $2,814
Write-off of discount on preferred stock           -            (787)           (787)              -
Dividends on preferred stock                    (123)           (117)           (117)             (6)
                                           ------------    ------------    ------------    ------------
Net income available to common
 stockholders                                 $  635          $2,390          $1,229          $2,808
                                           ============    ============    ============    ============
Weighted average number of maximum
 shares outstanding during year                3,453           6,535           6,535           8,549
Weighted average number of maximum
 shares subject to exercise under
 outstanding stock options and
 warrants, net of treasury shares
 assumed repurchased                             223             118             118             124
                                           ------------    ------------    ------------    ------------
Weighted average number of common and
 common equivalent shares outstanding          3,676           6,653           6,653           8,673
                                           ============    ============    ============    ============
Net income per share                          $ 0.17           $0.36          $ 0.18          $ 0.32
                                           ============    ============    ============    ============

(1) Reflects net income and net income per share after extraordinary loss of $1,160 on early extinguishment of indebtedness.